Exhibit 99.1

Investor Contact: Katie Reinsmidt, Vice President - Corporate Communications and Investor Relations, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
THIRD QUARTER 2011 RESULTS

•	FFO per diluted share, as adjusted, increased 2.1% to $0.48 for the third quarter 2011.

•	Same-center net operating income improved 4.2% for the mall portfolio for the third quarter 2011 over the prior-year period, excluding lease termination fees.

•	Same-store sales per square foot increased 3.5% for mall tenants 10,000 square feet or less for stabilized malls for the nine months ended September 30, 2011.

•	Portfolio occupancy at September 30, 2011, increased 30 basis points from the prior-year period.

•	Positive leasing spread of 8.2% during the third quarter 2011 over prior gross rents.

•	FFO and same-center NOI guidance raised.

CHATTANOOGA, Tenn. (November 1, 2011) - CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter ended September 30, 2011. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Month Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Funds from Operations (“FFO”) per diluted share	$0.21	$0.47	$1.33	$1.32
FFO per diluted share, as adjusted	$0.48	$0.47	$1.46	$1.46

CBL's President and Chief Executive Officer Stephen Lebovitz commented, “The improved same-center NOI growth and strong FFO performance validates the stability and long-term viability of our portfolio of market-dominant malls as well as the commitment to successful execution throughout the company. While we have concerns regarding the broader macroeconomic trends, the sustained improvement in leasing spreads and occupancy confirms our positive outlook and provides the confidence for our raising guidance for the year.

“We continued to put our stronger capital structure to work with attractive new investment opportunities such as the Waynesville Commons (Waynesville, NC) construction start, the second phase expansion of the Forum at Grandview (Madison, MS) and the acquisition and future redevelopment of Northgate Mall (Chattanooga, TN). Closing the $1.1 billion joint venture with TIAA-CREF earlier this month further enhanced our liquidity, and we look forward to pursuing additional opportunities through this new partnership.”

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

FFO, as adjusted, excludes the impact of non-cash impairment charges and gains on debt extinguishment. In the third quarter 2011, the Company recorded a non-cash impairment charge of $0.27 per diluted share related to Columbia Place in Columbia, SC. In the first quarter 2011, the Company recorded a gain on extinguishment of debt of $0.17 per diluted share and a non-cash impairment charge of $0.01 per diluted share related to the sale of Oak Hollow Mall in High Point, NC. In the second quarter 2011, the Company recorded a non-cash impairment charge, net of taxes, of $0.02 per diluted share related to the second phase of Settlers Ridge in Pittsburgh, PA. In the second quarter 2010, the Company recorded a non-cash impairment charge of $0.14 per diluted share primarily related to Oak Hollow Mall.

After reflecting the impact of the non-cash impairment of real estate in the third quarter 2011, the net loss attributable to common shareholders for the third quarter 2011 was $27,320,000, or $0.18 per diluted share, compared with net income of $9,580,000, or $0.07 per diluted share for the third quarter 2010. After reflecting the impact of the non-cash impairment of real estate in both periods and the gain on extinguishment of debt in 2011, net income attributable to common shareholders for the nine months ended September 30, 2011, was $19,187,000, or $0.13 per diluted share, compared with $13,266,000, or $0.10 per diluted share, for the nine months ended September 30, 2010.

HIGHLIGHTS

▪
Portfolio same-center net operating income (“NOI”), excluding lease termination fees, for the quarter ended September 30, 2011, increased 2.3% compared with 0.6% for the prior-year period. Same-center NOI, excluding lease termination fees, in the mall portfolio increased 4.2% compared with the prior-year period. Same-center NOI, excluding lease terminations fees, for the nine months ended September 30, 2011, increased 1.6% compared with a decline of 1.5% for the prior-year period.

▪	Average gross rent on leases signed for tenants 10,000 square feet or less increased 8.2% over the prior gross rent per square foot.

▪
Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the nine months ended September 30, 2011, increased 3.5%. Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended September 30, 2011, increased 3.2% to $329 per square foot.

▪
Consolidated and unconsolidated variable rate debt of $1,257,092,000 represented 14.8% of the total market capitalization for the Company and 21.8% of the Company's share of total consolidated and unconsolidated debt as of September 30, 2011. This compares favorably to variable rate debt in the prior-year period of 20.1% of total market capitalization and 30.0% of the Company's share of total consolidated and unconsolidated debt as of September 30, 2010.

PORTFOLIO OCCUPANCY

	June 30,	September 30,
	2011	2011	2010
Portfolio occupancy	90.6%	91.3%	91.0%
Mall portfolio	90.4%	91.2%	91.3%
Stabilized malls	90.5%	91.2%	91.6%
Non-stabilized malls	85.2%	90.5%	78.0%
Associated centers	91.2%	93.7%	92.6%
Community centers	91.9%	90.9%	88.2%

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

JOINT VENTURE ACTIVITY
In October, CBL and TIAA-CREF closed their $1.09 billion real estate joint venture to invest in market dominant shopping malls. TIAA-CREF received a 50% pari passu interest in three enclosed malls, including Oak Park Mall in Kansas City, KS; West County Center in St. Louis, MO; and CoolSprings Galleria in Nashville, TN, and a 12% interest in Pearland Town Center in Houston, TX. In total, CBL reduced outstanding debt balances by approximately $486 million through TIAA-CREF's assumption of approximately $267 million of property-specific debt and cash proceeds of approximately $219 million. CBL continues to manage and lease the properties.

Acquisitions
On September 30, 2011, CBL closed on the acquisition of Northgate Mall in CBL's hometown of Chattanooga, TN, for $11.5 million in cash. The mall was listed for sale through an online auction.

OUTLOOK AND GUIDANCE
Based on third quarter results and today's outlook, the Company is raising 2011 FFO guidance to $2.12 - $2.15 per share, which excludes the impact of non-cash impairment charges, net of taxes, and includes the gain on extinguishment of debt. The full-year guidance also assumes $3.0 million to $4.0 million of outparcel sales and same-center NOI growth in the range of 0.0% to 1.5%, excluding the impact of lease termination fees from both applicable periods. The guidance excludes the impact of any future unannounced acquisitions or dispositions. The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.19	$0.22
Add: loss on impairment of real estate, net of tax benefit	0.29	0.29
Expected diluted earnings per common share, as adjusted	0.48	0.51
Adjust to fully converted shares from common shares	(0.11)	(0.11)
Expected earnings per diluted, fully converted common share, as adjusted	0.37	0.40
Add: depreciation and amortization	1.65	1.65
Less: gain on sale of depreciable property	(0.01)	(0.01)
Add: noncontrolling interest in earnings of Operating Partnership	0.11	0.11
Expected FFO per diluted, fully converted common share, as adjusted	$2.12	$2.15

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Wednesday, November 2, 2011, to discuss its third quarter results. The number to call for this interactive teleconference is (212) 231-2900. A seven-day replay of the conference call will be available by dialing (402) 977-9140 and entering the passcode 21515945. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., third quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2011 third quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, November 2, 2011, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through November 9, 2011.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 160 properties, including 86 regional malls/open-air centers. The properties are located in 27 states and total 86.5 million square feet including 3.6 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. The Company defines FFO allocable to its common shareholders as defined above by NAREIT less dividends on preferred stock. The Company's method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors' understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company's properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located at the end of this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

During the first three quarters of 2011 and the second quarter of 2010, the Company recorded losses on impairment of certain of its real estate assets and gain on extinguishment of debt from discontinued operations. Considering the significance and nature of these items, the Company believes that it is important to identify the impact of the change on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented its FFO measures excluding these items.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

-MORE-

CBL Reports Third Quarter Results

November 1, 2011
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
(Unaudited: in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
Minimum rents	$174,917	$167,742	$515,682	$500,178
Percentage rents	3,040	2,602	8,894	8,680
Other rents	4,206	4,236	13,797	13,321
Tenant reimbursements	77,524	77,370	231,688	231,376
Management, development and leasing fees	1,909	1,369	4,814	4,676
Other	8,415	7,351	26,372	21,822
Total revenues	270,011	260,670	801,247	780,053

OPERATING EXPENSES:
Property operating	39,479	37,393	115,729	111,585
Depreciation and amortization	71,404	71,814	211,496	211,035
Real estate taxes	23,801	24,676	73,482	73,796
Maintenance and repairs	13,898	12,826	43,997	41,459
General and administrative	10,092	10,495	33,133	31,890
Loss on impairment of real estate	51,304	—	55,761	—
Other	7,446	6,351	22,795	19,467
Total operating expenses	217,424	163,555	556,393	489,232
Income from operations	52,587	97,115	244,854	290,821
Interest and other income	598	832	1,755	2,831
Interest expense	(70,643)	(71,178)	(209,771)	(216,052)
Gain on extinguishment of debt	—	—	581	—
Gain on sales of real estate assets	2,890	562	3,637	2,577
Equity in earnings (losses) of unconsolidated affiliates	989	(1,558)	4,222	(610)
Income tax (provision) benefit	(4,653)	1,264	1,770	5,052
Income (loss) from continuing operations	(18,232)	27,037	47,048	84,619
Operating income (loss) of discontinued operations	(57)	611	27,986	(25,251)
Gain (loss) on discontinued operations	(31)	29	86	29
Net income (loss)	(18,320)	27,677	75,120	59,397
Net (income) loss attributable to noncontrolling interests in:
Operating partnership	7,760	(3,605)	(5,443)	(4,992)
Other consolidated subsidiaries	(6,166)	(6,133)	(18,708)	(18,394)
Net income (loss) attributable to the Company	(16,726)	17,939	50,969	36,011
Preferred dividends	(10,594)	(8,359)	(31,782)	(22,745)
Net income (loss) attributable to common shareholders	$(27,320)	$9,580	$19,187	$13,266

-MORE-

CBL Reports Third Quarter Results

November 1, 2011
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
(Unaudited: in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Basic per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(0.18)	$0.07	$(0.02)	$0.23
Discontinued operations	$—	$—	$0.15	$(0.13)
Net income (loss) attributable to common shareholders	$(0.18)	$0.07	$0.13	$0.10
Weighted average common shares outstanding	148,363	138,075	148,264	138,037

Diluted earnings per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(0.18)	$0.07	$(0.02)	$0.23
Discontinued operations	$—	$—	$0.15	$(0.13)
Net income (loss) attributable to common shareholders	$(0.18)	$0.07	$0.13	$0.10
Weighted average common and potential dilutive common shares outstanding	148,405	138,121	148,310	138,079

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(27,252)	$9,115	$(2,682)	$31,592
Discontinued operations	(68)	465	21,869	(18,326)
Net income (loss) attributable to common shareholders	$(27,320)	$9,580	$19,187	$13,266

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

The Company's calculation of FFO allocable to its shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss) attributable to common shareholders	$(27,320)	$9,580	$19,187	$13,266
Noncontrolling interest in income (loss) of operating partnership	(7,760)	3,605	5,443	4,992
Depreciation and amortization expense of:
Consolidated properties	71,404	71,814	211,496	211,035
Unconsolidated affiliates	7,020	5,681	21,132	21,052
Discontinued operations	—	1,538	86	4,981
Non-real estate assets	(732)	(2,463)	(1,959)	(2,901)
Noncontrolling interests' share of depreciation and amortization	(214)	(243)	(516)	(699)
Gain on depreciable property	(2,406)	—	(2,406)	—
Gain (loss) on discontinued operations	31	(29)	(86)	(29)
Funds from operations of the operating partnership	40,023	89,483	252,377	251,697
Loss on impairment of real estate, net of tax benefit	51,068	—	56,070	25,435
Gain on extinguishment of debt from discontinued operations	—	—	(31,434)	—
Funds from operations of the operating partnership, as adjusted	$91,091	$89,483	277,013	$277,132

Funds from operations per diluted share	$0.21	$0.47	$1.33	$1.32
Net adjustments, net of tax benefit (1)	0.27	—	0.13	0.14
Funds from operations, as adjusted, per diluted share	$0.48	$0.47	$1.46	1.46
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	190,422	190,070	190,366	190,028

Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the operating partnership	$40,023	$89,483	$252,377	$251,697
Percentage allocable to common shareholders (2)	77.93%	72.66%	77.90%	72.66%
Funds from operations allocable to common shareholders	31,190	65,018	196,602	182,883

Funds from operations of the operating partnership, as adjusted	$91,091	$89,483	$277,013	$277,132
Percentage allocable to common shareholders (2)	77.93%	72.66%	77.90%	72.66%
Funds from operations allocable to Company shareholders, as adjusted	70,987	65,018	215,793	201,364

(1) Diluted per share amounts presented for reconciliation purposes may differ from actual diluted per share amounts due to rounding.
(2) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 5.

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

SUPPLEMENTAL FFO INFORMATION
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$463	$429	$2,702	$2,577
Lease termination fees per share	$—	$—	$0.01	$0.01

Straight-line rental income	$2,052	$1,734	$3,737	$4,540
Straight-line rental income per share	$0.01	$0.01	$0.02	$0.02

Gains (losses) on outparcel sales	$30	$(39)	$2,023	$2,605
Gains (losses) on outparcel sales per share	$—	$—	$0.01	$0.01

Net amortization of acquired above- and below-market leases	$877	$646	$2,083	$2,208
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.01	$0.01

Net amortization of debt premiums (discounts)	$603	$1,279	$1,960	$4,209
Net amortization of debt premiums (discounts) per share	$—	$0.01	$0.01	$0.02

Income tax (provision) benefit	$(4,653)	$1,264	$1,770	$5,052
Income tax (provision) benefit per share	$(0.02)	$0.01	$0.01	$0.03

Loss on impairment of real estate from continuing operations	$(51,304)	$—	$(55,761)	$—
Loss on impairment of real estate from continuing operations per share	$(0.27)	$—	$(0.29)	$—

Loss on impairment of real estate from discontinued operations	$—	$—	$(2,239)	$(25,435)
Loss on impairment of real estate from discontinued operations per share	$—	$—	$(0.01)	$(0.13)

Gain on extinguishment of debt from discontinued operations	$—	$—	$31,434	$—
Gain on extinguishment of debt from discontinued operations per share	$—	$—	$0.17	$—

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss) attributable to the Company	$(16,726)	$17,939	$50,969	$36,011
Adjustments:
Depreciation and amortization	71,404	71,814	211,496	211,035
Depreciation and amortization from unconsolidated affiliates	7,020	5,681	21,132	21,052
Depreciation and amortization from discontinued operations	—	1,538	86	4,981
Noncontrolling interest's share of depreciation and amortization in other consolidated subsidiaries	(214)	(243)	(516)	(699)
Interest expense	70,643	71,178	209,771	216,052
Interest expense from unconsolidated affiliates	7,195	5,658	21,655	21,389
Interest expense from discontinued operations	1	875	179	2,802
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(300)	(313)	(800)	(926)
Abandoned projects expense	—	61	51	420
Gain on sales of real estate assets	(2,890)	(562)	(3,637)	(2,577)
(Gain) loss on sales of real estate assets of unconsolidated affiliates	(81)	46	(1,327)	(28)
Gain on extinguishment of debt	—	—	(581)	—
Gain on extinguishment of debt from discontinued operations	—	—	(31,434)	—
Writedown of mortgage notes receivable	400	—	1,900	—
Loss on impairment of real estate	51,304	—	55,761	—
Loss on impairment of real estate from discontinued operations	—	—	2,239	25,435
Income tax provision (benefit)	4,653	(1,264)	(1,770)	(5,052)
Net income (loss) attributable to noncontrolling interest in earnings of operating partnership	(7,760)	3,605	5,443	4,992
(Gain) loss on discontinued operations	31	(29)	(86)	(29)
Operating partnership's share of total NOI	184,680	175,984	540,531	534,858
General and administrative expenses	10,092	10,495	33,133	31,890
Management fees and non-property level revenues	(6,525)	(627)	(16,889)	(12,658)
Operating partnership's share of property NOI	188,247	185,852	556,775	554,090
Non-comparable NOI	(3,280)	(5,012)	(7,386)	(13,459)
Total same-center NOI	$184,967	$180,840	$549,389	$540,631
Total same-center NOI percentage change	2.28%		1.62%

Total same-center NOI	$184,967	$180,840	$549,389	$540,631
Less lease termination fees	(427)	(417)	(2,473)	(2,404)
Total same-center NOI, excluding lease termination fees	$184,540	$180,423	$546,916	$538,227

Malls	$166,663	$160,005	$491,876	$483,816
Associated centers	7,940	8,130	24,149	23,707
Community centers	4,875	5,285	14,824	13,436
Office and other	5,062	7,003	16,067	17,268
Total same-center NOI, excluding lease termination fees	$184,540	$180,423	$546,916	$538,227

Percentage Change:
Malls	4.2%		1.7%
Associated centers	(2.3)%		1.9%
Community centers	(7.8)%		10.3%
Office and other	(27.7)%		(7.0)%
Total same-center NOI, excluding lease termination fees	2.3%		1.6%

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2011
	Fixed Rate	Variable Rate	Total
Consolidated debt	$4,125,280	$1,107,868	$5,233,148
Noncontrolling interests' share of consolidated debt	(15,486)	(726)	(16,212)
Company's share of unconsolidated affiliates' debt	393,702	149,950	543,652
Company's share of consolidated and unconsolidated debt	$4,503,496	$1,257,092	$5,760,588
Weighted average interest rate	5.63%	2.56%	4.96%

	As of September 30, 2010
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,795,104	$1,629,766	$5,424,870
Noncontrolling interests' share of consolidated debt	(24,863)	(928)	(25,791)
Company's share of unconsolidated affiliates' debt	420,545	167,496	588,041
Company's share of consolidated and unconsolidated debt	$4,190,786	$1,796,334	$5,987,120
Weighted average interest rate	5.78%	2.93%	4.93%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2011
(In thousands, except stock price)
	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	190,380	$11.36	$2,162,717
7.75% Series C Cumulative Redeemable Preferred Stock	460	250.00	115,000
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
Total market equity			2,731,467
Company's share of total debt			5,760,588
Total market capitalization			$8,492,055
Debt-to-total-market capitalization ratio			67.80%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on September 30, 2011.
The stock prices for the preferred stocks represent the liquidation preference of each respective series.

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
2011:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	148,363	148,405	148,264	148,310
Weighted average operating partnership units	42,017	42,017	42,056	42,056
Weighted average shares- FFO	190,380	190,422	190,320	190,366

2010:
Weighted average shares - EPS	138,075	138,121	138,037	138,079
Weighted average operating partnership units	51,949	51,949	51,949	51,949
Weighted average shares- FFO	190,024	190,070	189,986	190,028

Dividend Payout Ratio
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Weighted average cash dividend per share	$0.21913	$0.22690	$0.66860	$0.68486
FFO, as adjusted, per diluted, fully converted share (1)	$0.48	$0.47	$1.46	$1.46
Dividend payout ratio	45.7%	48.3%	45.8%	46.9%

(1) FFO as adjusted, excludes the impact of non-cash impairment charges and gains on debt extinguishment. See page 2 for a reconciliation of FFO to FFO, as adjusted.

-MORE-

CBL Reports Third Quarter Results

November 1, 2011

Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	September 30, 2011	December 31, 2010
Assets
Real estate assets:
Land	$926,423	$928,025
Buildings and improvements	7,585,004	7,543,326
	8,511,427	8,471,351
Accumulated depreciation	(1,883,878)	(1,721,194)
	6,627,549	6,750,157
Developments in progress	151,271	139,980
Net investment in real estate assets	6,778,820	6,890,137
Cash and cash equivalents	61,912	50,896
Receivables:
Tenant, net of allowance for doubtful accounts of $1,970 in 2011 and $3,167 in 2010	79,471	77,989
Other, net of allowance for doubtful accounts of $1,397 in 2011	12,347	11,996
Mortgage and other notes receivable	26,942	30,519
Investments in unconsolidated affiliates	179,504	179,410
Intangible lease assets and other assets	283,499	265,607
	$7,422,495	$7,506,554
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$5,233,148	$5,209,747
Accounts payable and accrued liabilities	314,828	314,651
Total liabilities	5,547,976	5,524,398
Commitments and contingencies (Notes 5 and 11)
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	24,507	34,379
Redeemable noncontrolling preferred joint venture interest	423,834	423,834
Total redeemable noncontrolling interests	448,341	458,213
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	5	5
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
Common stock, $.01 par value, 350,000,000 shares authorized, 148,363,832 and 147,923,707 issued and outstanding in 2011 and 2010, respectively	1,484	1,479
Additional paid-in capital	1,667,294	1,657,507
Accumulated other comprehensive income	961	7,855
Accumulated deficit	(440,798)	(366,526)
Total shareholders' equity	1,228,964	1,300,338
Noncontrolling interests	197,214	223,605
Total equity	1,426,178	1,523,943
	$7,422,495	$7,506,554

-END-